Exhibit 99.1

Off The Hook to Launch NextBoat AI, an Industry-First AI Matching Platform, at Palm Beach International Boat Show

Platform helps consumers identify and acquire their ideal next boat faster and with greater precision using AI-driven matching and proprietary market data

Wilmington, NC – March 23, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and the largest buyer and seller of used boats in the nation, today announced it will debut NextBoat AI, a proprietary artificial intelligence platform designed to transform how consumers buy and sell boats, at the Palm Beach International Boat Show, taking place March 25–29.

Originally developed as an internal tool and refined over the past two years across thousands of transactions, NextBoat AI is now being released for public use. The platform leverages Off The Hook Yachts’ extensive proprietary market data, including off-market opportunities, incoming listings, and current inventory, to help consumers identify and find their ideal next boat faster and more accurately than ever before.

Advancing Marketplace Efficiency

NextBoat AI is designed to address one of the marine industry’s core inefficiencies: fragmented inventory discovery and prolonged transaction cycles.

“As we’ve scaled the business, it became clear that our data and transaction flow represented a significant competitive advantage,” said Blake Phillips, COO of Off The Hook Yachts. “By aligning buyer intent with both visible and non-visible supply, the platform enhances liquidity across Off The Hook’s ecosystem—connecting buyers and sellers faster and more intelligently than traditional brokerage models allow.”

How NextBoat AI Works

Consumers simply input details about their current vessel and their desired next purchase. NextBoat AI then analyzes Off The Hook Yachts’ pipeline of proprietary data. Using artificial intelligence, the system generates real-time matches and presentations tailored to the user’s preferences. As new opportunities enter the pipeline, the platform continues to refine and present additional matches until the ideal vessel is identified.

“This is a completely new way to shop for your next boat,” Phillips added. “There is nothing like it in the industry.”

Live Demonstration at Show

Attendees of the Palm Beach International Boat Show can experience the technology firsthand at an industry-first interactive display, featuring large 50-inch touchscreen stations where visitors can explore the platform alongside Off The Hook’s team. The experience will take place in a relaxed lounge-style setting with music, refreshments, and live demonstrations.

The NextBoat AI experience will be located at the North Entrance of the Palm Beach International Boat Show, near Dock E.

Attendees are invited to stop by, explore the technology, meet Off The Hook’s team, and discover how AI is changing the way people buy their next boat.

Boat Show Giveaway

To celebrate the launch, visitors who experience NextBoat AI at the show will be automatically entered for a chance to win a brand-new Sea-Doo Spark 2-Seater.

The winner will be announced via livestream on Off The Hook Yachts’ Facebook and Instagram pages at the conclusion of the show on Sunday, March 29, at 5:00 PM.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations
ir@offthehookys.com

Dave Gentry
RedChip Companies Inc.
1-800-REDCHIP (733-2447)
1-407-644-4256
OTH@redchip.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.